BCB Bancorp, Inc., Announces an Increase in Quarterly Earnings, Quarterly Cash Dividend

BAYONNE, N.J. - October 23, 2009 (BUSINESS WIRE) - BCB Bancorp, Inc., Bayonne, NJ (NASDAQ: BCBP - News) announced net earnings of $1.21 million for the quarter ended September 30, 2009 compared to a loss of $1.25 million for the quarter ended September 30, 2008. Basic and diluted earnings per share were $0.26 for the three months ended September 30, 2009 as compared to basic loss per share of $(0.27) and diluted loss per share of $(0.27), respectively for the three months ended September 30, 2008. The Company further reported net earnings of $3.32 million for the nine months ended September 30, 2009 as compared to $1.33 million for the nine months ended September 30, 2008. Basic and diluted earnings per share were $0.71 for the nine months ended September 30, 2009 as compared to $0.29 and $0.28, respectively, for the nine months ended September 30, 2008. The Board of Directors unanimously approved a cash dividend payment of $0.12 per common share for shareholders of record as of October 30, 2009 payable on November 16, 2009.

Total assets increased by $43.6 million or 7.5% to $622.2 million at September 30, 2009 from $578.6 million at December 31, 2008. Total cash and cash equivalents increased by $26.2 million or 385.3% to $33.0 million at September 30, 2009 from $6.8 million at December 31, 2008. The increase in cash and cash equivalents reflects management's decision to increase the Bank's liquidity position while it determines where the best investment opportunities exist during the current recession. Securities classified as held-to-maturity increased by $10.2 million or 7.2% to $151.5 million at September 30, 2009 from $141.3 million at December 31, 2008. Loans receivable increased by $3.8 million or 0.9% to $410.6 million at September 30, 2009 from $406.8 million at December 31, 2008. Deposit liabilities increased by $43.9 million or 10.7% to $454.4 million at September 30, 2009 from $410.5 million at December 31, 2008.
Stockholders' equity increased by $1.8 million or 3.6% to $51.5 million at September 30, 2009 from $49.7 million at December 31, 2008. The increase in stockholders' equity was primarily attributable to consolidated net income for the nine months ended September 30, 2009 of $3.3 million, a $63,000 increase resulting from the exercise of stock options totaling 11,933 shares and a $94,000 increase in the market value of our available-for-sale securities portfolio, net of tax, partially offset by the payment of three quarterly cash dividends totaling $1.7 million representing three $0.12/share payments during the nine months ended September 30, 2009, and $25,000 paid to repurchase 2,509 shares of the Company's common stock.

Net income increased by $2.46 million to net income of $1.21 million for the three months ended September 30, 2009 as compared with a net loss of $1.25 million for the three months ended September 30, 2008. The increase in net income resulted from an increase in non-interest income and a decrease in income taxes, partially offset by a decrease in net interest income and an increase in total non-interest expense. Net interest income decreased by $197,000 or 3.8% to

$5.0 million for the three months ended September 30, 2009 from $5.2 million for the three months ended September 30, 2008. This decrease in net interest income resulted primarily from a decrease in the average yield on interest earning assets to 5.75% for the three months ended September 30, 2009 from 6.54% for the three months ended September 30, 2008, partially offset by an increase of $37.0 million or 6.5% in the average balance of interest earning assets to $606.3 million for the three months ended September 30, 2009 from $569.3 million for the three months ended September 30, 2008. The average balance of interest bearing liabilities increased by $36.5 million or 7.4% to $532.2 million for the three months ended September 30, 2009 from $495.7 million for the three months ended September 30, 2008 and the average cost of interest bearing liabilities decreased by fifty-two basis points to 2.78% for the three months ended September 30, 2009 from 3.30% for the three months ended September 30, 2008. As a consequence of the aforementioned, our net interest margin decreased to 3.31% for the three months ended September 30, 2009 from 3.67% for the three months ended September 30, 2008.

Net income increased by $2.0 million or 153.8% to $3.3 million for the nine months ended September 30, 2009 from $1.3 million for the nine months ended September 30, 2008. The increase in net income was due to an increase in non-interest income and a decrease in income taxes, partially offset by a decrease in net interest income and increases in the provision for loan losses and non-interest expense. Net interest income decreased by $487,000 or 3.3% to $14.3 million for the nine months ended September 30, 2009 from $14.8 million for the nine months ended September 30, 2008. This decrease in net interest income resulted primarily from a decrease in the average yield on interest earning assets to 5.81% for the nine months ended September 30, 2009 from 6.51% for the nine months ended September 30, 2008, partially offset by an increase of $31.9 million or 5.7% in the average balance of interest earning assets to $592.6 million for the nine months ended September 30, 2009 from $560.7 million for the nine months ended September 30, 2008. The average balance of interest bearing liabilities increased by $32.8 million or 6.7% to $519.8 million for the nine months ended September 30, 2009 from $487.0 million for the nine months ended September 30, 2008, while the average cost of interest bearing liabilities decreased to 2.96% for the nine months ended September 30, 2009 from 3.45% for the nine months ended September 30, 2008. As a consequence of the decrease in the average yield earned on our interest earning assets, our net interest margin decreased to 3.21% for the nine months ended September 30, 2009 from 3.51% for the nine months ended September 30, 2008.

Donald Mindiak, President & CEO commented, "Net income for the three and nine month periods ended September 30, 2009 showed a marked improvement over last year's comparative time frames due primarily to the absence of the impairment charge of $2.8 million related to FNMA preferred stock recorded during the third quarter of 2008. Operating results have been impacted by an increase in deposit insurance assessments in addition to the one-time special FDIC deposit insurance assessment imposed on the industry and paid during the third quarter. Balance sheet growth remains on a measured pace, consistent with capital levels. While the national and local economy struggles with the lingering effects of the recession, management remains proactive and engaged in its efforts to maintain loan portfolio performance."

"By virtue of a unanimous vote of the Board of Directors, our quarterly cash dividend payout has been maintained at $0.12/share to shareholders of record of October 30th, 2009, payable on November 16th, 2009, reflecting the Board's philosophy in providing our shareholders with a competitive return on investment. This represents an annual dividend payout ratio of 50.7% which we believe compares favorably with our peers. Likewise, the continuing execution of our merger transaction with Pamrapo Bancorp is consistent with the Board's mindset of the implementation and execution of initiatives which have the capacity of increasing franchise and shareholder value."

BCB Community Bank presently operates four offices, three located in Bayonne and one located in Hoboken, New Jersey.

Questions regarding the content of this release should be directed to either Donald Mindiak, President & CEO, or Thomas Coughlin, COO & Principal Accounting Officer at 201-823-0700.

Forward-looking Statements and Associated Risk Factors

This release, like many written and oral communications presented by BCB Bancorp, Inc., and our authorized officers, may contain certain forward-looking statements regarding our prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of said safe harbor provisions.

Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identified by use of words "anticipate," "believe," "estimate," "expect," "intend," "plan," "project," "seek," "strive," "try," or future or conditional verbs such as "could," "may," "should," "will," "would," or similar expressions. Our ability to predict results or the actual effects of our plans or strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results.

There are a number of factors, many of which are beyond our control, that could cause actual conditions, events, or results to differ significantly from those described in our forward-looking statements. These factors include, but are not limited to: general economic conditions and trends, either nationally or in some or all of the areas in which we and our customers conduct our respective businesses; conditions in the securities markets or the banking industry; changes in interest rates, which may affect our net income, prepayment penalties and other future cash flows, or the market value of our assets; changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services in the markets we serve; changes in the financial or operating performance of our customers' businesses; changes in real estate values, which could impact the quality of the assets securing the loans in our portfolio; changes in the quality or composition of our loan or investment portfolios; changes in competitive pressures among financial institutions or from non-financial institutions; changes in our customer base; potential exposure to unknown or contingent liabilities of companies targeted for acquisition; our ability to retain key members of management; our timely development of new lines of business and competitive products or services in a changing environment, and the acceptance of such products or services by our customers; any interruption or breach of security resulting in failures or disruptions in customer account management, general ledger, deposit, loan or other systems; any interruption in customer service due to circumstances beyond our control; the outcome of pending or threatened litigation, or of other matters before regulatory agencies, or of matters resulting from regulatory exams, whether currently existing or commencing in the future; environmental conditions that exist or may exist on properties owned by, leased by, or mortgaged to the Company; changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; changes in legislation, regulation, and policies, including, but not limited to, those pertaining to banking, securities, tax, environmental protection, and insurance, and the ability to comply with such changes in a timely manner; changes in accounting principles, policies, practices, or guidelines; operational issues stemming from, and/or capital spending necessitated by, the potential need to adapt to industry changes in information technology systems, on which we are highly dependent; the ability to keep pace with, and implement on a timely basis, technological changes; changes in the monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board; war or terrorist activities; and other economic, competitive, governmental, regulatory, and geopolitical factors affecting our operations, pricing and services.

It also should be noted that the Company occasionally evaluates opportunities to expand through acquisition and may conduct due diligence activities in connection with such opportunities. As a result, acquisition discussions and, in some cases, negotiations, may take place in the future, and acquisitions involving cash, debt, or equity securities may occur. Furthermore, the timing and occurrence or non-occurrence of these events may be subject to circumstances beyond the Company's control.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Except as required by applicable law or regulation, the Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

PART I.  FINANCIAL INFORMATION
ITEM I.  FINANCIAL STATEMENTS

                        BCB BANCORP INC. AND SUBSIDIARIES
                Consolidated Statements of Financial Condition at
                    September 30, 2009 and December 31, 2008
                                   (Unaudited)
                      (in thousands except for share data )

                                                                                At                          At
                                                                        September 30, 2009          December 31, 2008
                                                                        ------------------          -----------------
ASSETS
Cash and amounts due from depository institutions                           $    3,406                  $    3,495
Interest-earning deposits                                                       29,585                       3,266
                                                                            ----------                  ----------
   Total cash and cash equivalents                                              32,991                       6,761
                                                                            ----------                  ----------
Securities available for sale                                                    1,273                         888
Securities held to maturity, fair value $153,586 and $143,245
   respectively                                                                151,527                     141,280
Loans held for sale                                                              3,350                       1,422
Loans receivable, net of allowance for loan losses of $6,047 and
   $5,304 respectively                                                         410,621                     406,826
Premises and equipment                                                           5,408                       5,627
Federal Home Loan Bank of New York stock                                         5,714                       5,736
Interest receivable, net                                                         4,332                       3,884
Other real estate owned                                                          1,335                       1,435
Deferred income taxes                                                            3,410                       3,113
Other assets                                                                     2,272                       1,652
                                                                            ----------                  ----------
    Total assets                                                            $  622,233                  $  578,624
                                                                            ==========                  ==========
LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Non-interest bearing deposits                                               $   36,034                  $   30,561
Interest bearing deposits                                                      418,389                     379,942
                                                                            ----------                  ----------
  Total deposits                                                               454,423                     410,503
Short-term Borrowings                                                                -                       2,000
Long-term Debt                                                                 114,124                     114,124
Other Liabilities                                                                2,197                       2,282
                                                                            ----------                  ----------
    Total Liabilities                                                          570,744                     528,909
                                                                            ----------                  ----------
STOCKHOLDERS' EQUITY
Common stock, stated value $0.064; 10,000,000 shares authorized;
     5,195,664 and 5,183,731 shares respectively, issued                           332                         331
Additional paid-in capital                                                      46,926                      46,864
Treasury stock, at cost, 536,189 and 533,680 shares,
     respectively                                                               (8,705)                     (8,680)
Retained Earnings                                                               12,967                      11,325
Accumulated other comprehensive income                                             (31)                      (125)
                                                                            ----------                  ----------
    Total stockholders' equity                                                  51,489                      49,715
                                                                            ----------                  ----------
     Total liabilities and stockholders' equity                             $  622,233                  $  578,624
                                                                            ==========                  ==========


     See accompanying notes to consolidated financial statements.

                        BCB BANCORP INC. AND SUBSIDIARIES
                        Consolidated Statements of Income
                       For the three and nine months ended
                           September 30, 2009 and 2008
                                   (Unaudited)
                    (in thousands except for per share data)

                                                                    Three Months Ended                  Nine Months Ended
                                                                       September 30,                     September 30,
                                                              -------------------------------    -----------------------------
                                                                  2009              2008             2009             2008
                                                              -------------------------------    -----------------------------
Interest income:
  Loans ..................................................       $ 6,870          $ 6,949          $20,587         $20,217
  Securities .............................................         1,833            2,348            5,205           6,968
  Other interest-earning assets ..........................            11                7               34             188
                                                                 -------          -------          -------         -------
     Total interest income ...............................         8,714            9,304           25,826          27,373
                                                                  -------          -------          -------         -------
Interest expense:
  Deposits:
     Demand ..............................................           237              247              640             789
     Savings and club ....................................           288              337              864           1,036
     Certificates of deposit ............................          1,918            2,209            6,315           6,950
                                                                 -------          -------          -------         -------
                                                                   2,443            2,793            7,819           8,775
                                                                 -------          -------          -------         -------
     Borrowed money ......................................         1,251            1,294            3,729           3,834
                                                                 -------          -------          -------         -------
       Total interest expense ............................         3,694            4,087           11,548          12,609
                                                                 -------          -------          -------         -------
Net interest income ......................................         5,020            5,217           14,278          14,764
Provision for loan losses ................................           300              300              950             850
                                                                 -------          -------          -------         -------
Net interest income after provision for loan losses.......         4,720            4,917           13,328          13,914
                                                                 -------          -------          -------         -------
Non-interest income:
   Fees and service charges ..............................           166              165              440             470
   Gain on sales of loans originated for sale ............            52               15              180             115
   Gain on sale of real estate owned                                   -                -                5               -
   Other than temporary write-down on security ...........             -           (2,756)               -          (2,756)
   Other .................................................             9                7               25              23
                                                                 -------          -------          -------         -------
      Total non-interest income ..........................           227            (2,569)            650          (2,148)
                                                                 -------          -------          -------         -------
Non-interest expense:
   Salaries and employee benefits ........................         1,438            1,368            4,067           4,121
   Occupancy expense of premises .........................           291              281              837             806
   Equipment .............................................           537              511            1,578           1,513
   Advertising ...........................................            77               59              196             181
   Other .................................................           636              488            1,918           1,452
                                                                 -------          -------          -------         -------
      Total non-interest expense .........................         2,979            2,707            8,596           8,073
                                                                 -------          -------          -------         -------
Income before income tax provision .......................         1,968             (359)           5,382           3,693
Income tax provision .....................................           757              890            2,066           2,362
                                                                 -------          -------          -------         -------
Net Income ...............................................       $ 1,211          $(1,249)        $ 3,316          $ 1,331
                                                                 =======          =======         =======          =======
Net Income per common share basic and diluted ............
           basic ..........................................      $  0.26          $ (0.27)        $  0.71          $  0.29
                                                                 =======          =======         =======          =======
           diluted ........................................      $  0.26          $ (0.27)        $  0.71          $  0.28
                                                                 =======          =======         =======          =======
Weighted average number of common shares outstanding-
           basic ..........................................        4,659            4,640           4,654            4,620
                                                                 =======          =======         =======          =======
           diluted ........................................        4,676            4,640           4,677            4,708
                                                                 =======          =======         =======          =======

     See accompanying notes to consolidated financial statements.